Arriyadh Development Authority (ADA)
Riyadh 11614, Kingdom of Saudi Arabia.
Website: www.arriyadh.com, www.ada.gov.sa
BID Examination & Contract Awarding Committee
PO Box 94501, Arriyadh 11614, Saudi Arabia

الرياض

Our Ref: KSA/XXXKSAXXX1190012017

Date: 1st November ,2017

Attn: **Ibrahim Bin Muhammad Al sultan**

President of Arriyadh Development Authority (ADA)

Kingdom of Saudi Arabia (KSA)

SUBJECT : **CONTRACT REFERENCE NR: KSA/ADA/XC742BBS/80/ARC/2017**

Dear Sir,

The honorable members of this committee has today the **1st November, 2017** in accordance with the laid down principles and procedures guiding the award of contract in this office ,do hereby jointly agreed, approved and awarded contract numbers, **KSA/ADA/XC742BBS/80/ARC/2017** in favor of the company :**EAWC Technologies - USA** for the supply of **100 Units of 5000LPD Air Liquefying Machines (AM65)** to this Establishment as per Proforma Invoice **N° 2017/01SA6001/AWG Dated 27th October, 2017** submitted by the supplier to this office for our **Programs / Projects in the Kingdom of Saudi Arabia.**
:

The approved contract sum is **US$ 10,640,000.00 (Ten Million Six Hundred and Forty Thousand American Dollars Only)**

Please see details of specifications, quantity and pricing in the attached and approved proforma invoice of the supplier.

We have accepted and recommended payment 100% in advance by bank wire due to the urgent need of the subject of this contract. This is to facilitate quick production and delivery on the part of the supplier.

Delivery is recommended by **SEA** shipment within **12 Calendar Months** maximum upon contract signing with full prepayment by T/T to the seller. Partial shipment will be allowed within this maximum delivery lead period and or according to the proposed shipment forecast of the supplier.

This resolution witness to:

ALRIYADH DEVELOPMENT AUTHORITY (ADA) * KINGDOM OF SAUDI ARABIA *

Prince Ibrahim Hassan Imani **Member of the committee**	**Dr. Ismael Jaliya Jamal** **(General Secretary of the committee)**
Prince Zavier Yusuf Zaire **(Member of the committee)**	**Yousef Alferaiheedi/ Chairman** **Contract Awarding Committee** **ARRIYADH DEVELOPMENT AUTHORITY (ADA)**

Cc: The Office of the King, Kingdom of Saudi Arabia
The Attorney General, Federal Ministry of Justice.
The Honorable Minister, Federal Ministry of Finance.
The Governor, National Commercial Bank, KSA
The President, EAWC Technologies USA.

EAWC Technologies
real solutions for real needs

T +1 305 517 73 30
M +4179 534 7986
F +41 22 3647377
@ info@eawctechnologies.com
W eawctechnologies.com

EuroSport Active World Corp.
2000 Blvd. Ponce de Leon – 6th Floor, Miami Florida
33134 - USA

CONSIGNEE:
Mr. Ibrahim Bin Muhammed Al Sultan / President,
Arriyadh Development Authority (ADA)
Circle 3, As Safarat, Riyadh 12512,
Kingdom of Saudi Arabia

PROFORMA INVOICE

No. 2017/01SA6001/AWG

DATE: 10.27.2017

Product Description	Unite Price (USD)	Quantity	Price USD
Atmosphere Water Generator Model AM65	104,490.00	100 Pcs	104,900.00
- A condensing unit LH 135 / 6 H – 25.2 Y 40 P - A pressure gauge station - A switchboard - An evaporator - Pre-filtering equipment to remove any sediments - A multi-stage water treatment system to ensure that any bacteria, germs, and viruses are killed - A mineralization module to enrich the condensed water and ensure best drinking water quality - Power supply: 400 V rotary current, 60 Hz, 3 phases - Peak input power: 48 kW - Power consumption 21 kW - Air delivery 7500 m. /h - Refrigerant used R 134a - Weight: ~ 1,450 kg - L = 2300 mm; W = 1200 mm; H = 2150 mm			
	TOTAL		10'490,000.00
	SEA FREIGHT		95,000.00
	INSURANCE		55,000.00
Net Payable Amount (CIF, Dammam Sea Port Saudi Arabia			10,640,000.00

ARRIYADH DEVELOPMENT AUTHORITY (ADA)
ADA HEADQUARTERS
RIYADH 11614, KINGDOM OF SAUDI ARABIA
APPROVED

IN WORD: ONLY TEN MILLON SIX HUNDRED FORTY THOUSAND US DOLLARS AND ZERO CENTS

Loading Time:	Total Goods will be ready to shipment, 9-10 months after confirmation of the proforma invoice.
Gross Weight:	Approx. 12.035 Tons
Origin of Goods:	100% Made in Germany - Manufacturing Quality Standards: ISO 9001; ISO 14001 & OSHAS 18001
Payment Method:	Cash Against Documents (100% advance Payment on confirmation of the order, Via bank. Please Indicate Invoice number as reference in deposit.
Supplier Bank Details:	
Bank Name:	BANAMEX
Branch Address:	6585- PLAZA AMERICAS CANCUN LOCAL L02 –Quintana Roo - Mexico
Swift Code:	BNMXMXMM
Beneficiary:	EAWC TECNOLOGIAS VERDES SA DE CV
Bank Account No.:	7000-9737594
ABA Code:	002691700097375947

ARRIYADH DEVELOPMENT AUTHORITY – KINGDOM OF SAUDI ARABIA

EAWC Technologies
real solutions for real needs
2000 Blvd. Ponce de Leon
5th floor - Miami, FL, USA

Eurosport Active World Corp (EAWC Technologies)